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                                                                     EXHIBIT 2.2

                        FIRST AMENDMENT TO WRAP AGREEMENT


     This FIRST AMENDMENT TO WRAP AGREEMENT (the "AMENDMENT"), dated as of March 28, 1997, is made and entered into by and among HERCULES INCORPORATED, a Delaware corporation ("HERCULES"), MALLINCKRODT INC., a New York corporation ("MALLINCKRODT"), GIVAUDAN-ROURE (INTERNATIONAL) SA, a Swiss corporation ("GRI"), and ROCHE HOLDINGS, INC., a Delaware corporation ("ROCHE" and, together with GRI, the "INTERESTED PERSONS" and each individually an "INTERESTED PERSON").

                                    RECITALS

     A. The Owners and the Interested Persons are parties to that certain Agreement dated as of February 4, 1997 (the "AGREEMENT"), subject and pursuant to which the parties and their respective Affiliates intend to consummate various transactions more particularly described in the Agreement.

     B. The parties desire to amend the Agreement to more accurately reflect the mutual intentions of the parties with respect to certain defined terms and to make certain other changes, all as more particularly set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.   DEFINITIONS

     Capitalized terms, when used in this Amendment and not otherwise defined, shall have meanings ascribed thereto in the Agreement. In addition, the definitions of "Agreement," "Current Assets," "Current Liabilities," "Long-Term Liabilities," "Long-Term Liabilities Baseline," "Partners' Representatives," and "Working Capital Baseline" set forth in Sections 1.1.9, 1.1.22, 1.1.23, 1.1.62, 1.1.64, 1.1.72 and 1.1.104, respectively, shall be, and hereby are, deleted and the following Sections 1.1.9, 1.1.22, 1.1.23, 1.1.62, 1.1.64, 1.1.72
and 1.1.104, respectively, shall be, and hereby are, inserted in their place:

          1.1.9 Agreement shall mean this Agreement, as

     amended by that certain First Amendment to Wrap Agreement dated March 28, 1997, the Disclosure Schedule and all schedules, annexes, exhibits and appendices hereto.

          1.1.22 Current Assets shall mean, as of any time,

     all items, excluding deferred taxes, the current portion, if any, of the Investment Assets (as defined in the Partnership Agreement), any accrued but unpaid interest receivable on the Investment Assets and the unamortized portion of any capitalized costs or expenses of obtaining the Tastemaker
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     Debt or the Investment Assets, which would be classified as a current asset under the heading "CURRENT ASSETS" on a combined consolidated balance sheet of Tastemaker and Tastemaker B.V. determined and prepared in accordance with GAAP applied on a basis consistent with the practices and methodologies used in preparing the December 31, 1995 audited combined consolidated balance sheet of Tastemaker and Tastemaker B.V.

          1.1.23 Current Liabilities shall mean, as of any

     time, the sum of (A) the amount of accrued but unpaid interest, fees and other costs (but excluding principal) required to be paid to the Tastemaker Debt lender on the Closing Date in order to pay in full and discharge all of the Tastemaker Debt other than the principal thereof, and (B) all items, excluding deferred taxes, the Tastemaker Debt and any Tax that is the liability or obligation of Tastemaker, which would be classified as a current liability under the heading "CURRENT LIABILITIES" on a combined consolidated balance sheet of Tastemaker and Tastemaker B.V. determined and prepared in accordance with GAAP applied on a basis consistent with the practices and methodologies used in preparing the December 31, 1995 audited combined consolidated balance sheet of Tastemaker and Tastemaker B.V.; provided, that when determining whether any Tax is included as a Current Liability for purposes of calculating the Adjusted Aggregate Value, the principles of Treasury Regulations Section 1.1502-76(b), applied in the manner set forth in the Tax Annex, shall govern.

          1.1.62 Long-Term Liabilities shall mean, at any

     time, the sum of (A) the amount of accrued but unpaid interest, fees and other costs (but excluding principal) required to be paid to the Tastemaker Debt lender on the Closing Date in order to pay in full and discharge all of the Tastemaker Debt other than the principal thereof, and (B) the liabilities of the Companies (other than Current Liabilities, the long-term component of pension liabilities, deferred taxes, the Tastemaker Debt and any Tax that is a liability or obligation of Tastemaker) which would be classified as a liability under the heading "TOTAL LIABILITIES" on a combined consolidated balance sheet of Tastemaker and Tastemaker B.V. determined and prepared in accordance with GAAP applied on a basis consistent with the practices and methodologies used in preparing the December 31, 1995 audited combined consolidated balance sheet of Tastemaker and Tastemaker B.V.

          1.1.64 Long-Term Liabilities Baseline shall mean the

     total liabilities of the Companies (other than Current Liabilities, the long-term component of pension liabilities, deferred taxes, the Tastemaker Debt and any Tax that is the liability or obligation of Tastemaker) which were classified as a liability under the heading "TOTAL LIABILITIES" on the June 28, 1996 unaudited combined consolidated balance sheet
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     of Tastemaker and Tastemaker B.V. and their respective subsidiaries, which was an amount equal to Thirty Eight Million Four Hundred Fifty Thousand Twenty-Four Dollars ($38,450,024.00) plus any Tax on such balance sheet that is a long-term liability of Tastemaker.

          1.1.72 Partners' Representatives shall mean Israel Floyd, George MacKenzie, M.G. Nichols and T.D. Meier.

          1.1.104 Working Capital Baseline shall mean the Net Working Capital of the Companies on the June 28, 1996 unaudited combined consolidated balance sheet of Tastemaker and Tastemaker B.V., which was an amount equal to Seventy- Seven Million Seven Hundred Six Thousand Nine Hundred Thirteen Dollars ($77,706,913.00), plus any Tax on such balance sheet that is a current liability of Tastemaker.

2.   EFFECT OF AMENDMENT

     Except as expressly set forth herein, the Agreement is unchanged and in full force and effect, and the parties hereby ratify and confirm the Agreement as amended hereby. The parties further agree that all references to the Agreement in the Transaction Documents, the D&F Transaction Agreements, the Fries Withdrawal Documents (as defined in the Partnership Agreement) and any other certificates, documents, instruments or agreements entered into pursuant thereto or delivered in connection therewith shall be deemed to mean and refer to the Agreement, as amended by this Amendment.

3.   CONSENT OF OTHERS

     By signing in the spaces provided below, each of Givaudan- Roure (United States), Inc., Tastemaker, Hercules Flavor, Inc., Hercules Credit, Inc. and Fries & Fries, Inc. consent to this Amendment and to the effect hereof on the Contribution Agreement and the Fries Withdrawal Documents (as defined in the Partnership Agreement).
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          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date and year first written above.

GIVAUDAN-ROURE (INTERNATIONAL) SA    HERCULES INCORPORATED

By_______________________            By_______________________
Name_____________________            Name_____________________
Title____________________            Title____________________

ROCHE HOLDINGS, INC.                 MALLINCKRODT INC.

By_______________________            By_______________________
Name_____________________            Name_____________________
Title____________________            Title____________________

CONSENTED BY:

GIVAUDAN-ROURE (INTERNATIONAL) SA    TASTEMAKER

By_______________________            By_______________________
Name_____________________            Name_____________________
Title____________________            Title____________________

HERCULES FLAVOR, INC.                FRIES & FRIES, INC.

By_______________________            By_______________________
Name_____________________            Name_____________________
Title____________________            Title____________________

HERCULES CREDIT, INC.

By_______________________
Name_____________________
Title____________________